As filed with the Securities and Exchange Commission on February 7, 2006
Registration No. ___-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3521405
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Schwartz & Weiss, P.C.
457 Madison Avenue
New York, New York 10022
(212) 752-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marios Pantazopoulos, Chief Financial Officer
Energy Infrastructure Acquisition Corp.
c/o Schwartz & Weiss, P.C.
457 Madison Avenue
New York, New York 10022
(212) 752-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Mitchell S. Nussbaum, Esq.	Douglas S. Ellenoff, Esq.
Loeb & Loeb LLP	Jody R. Samuels, Esq.
345 Park Avenue	Ellenoff Grossman & Schole LLP.
New York, New York 10154	370 Lexington Avenue
(212) 407-4000	New York, New York 10017
(212) 407-4990—Facsimile	(212) 370-1300
(212) 370-7889—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security Being Registered	Amount Being Registered		Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	17,250,000	Units	$10.00	$172,500,000	$18,457.50
Shares of Common Stock included as part of the Units (2)	17,250,000	Shares	—	—	—	(3)
Warrants included as part of the Units (2)	17,250,000	Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	17,250,000	Shares	$8.00	$138,000,000	$14,766.00
Total				$310,500,000	$33,223.50	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 2,250,000 Units and 2,250,000 shares of Common Stock and 2,250,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.
(5)	Paid herewith.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, ____________, 2006

$150,000,000
ENERGY INFRASTRUCTURE ACQUISITION CORP.
15,000,000 units

Energy Infrastructure Acquisition Corp. is a newly organized Business Combination Company™, or BCC™. A BCC is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business. We intend to focus on identifying a prospective target business in the energy or related industries. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:
•    one share of our common stock; and
•    one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $8.00. Each warrant will become exercisable on the later of our completion of a business combination or ______, 2007 [the first anniversary of the date of this prospectus], and will expire on _______, 2010 [the fourth anniversary of the date of this prospectus], or earlier upon redemption.

Prior to this offering our President and Chief Operating Officer, or his nominees, will have purchased an aggregate of 825,398 units from us at a price of $10.00 per unit ($8,253,980 in the aggregate) in a private placement. Such units are identical to the units in this offering. The holders of these units will not have any right to any liquidation distributions with respect to the shares included in such private placement units in the event we fail to consummate a business combination and the warrants included in such private placement units will expire worthless.

We have granted the underwriters a 45-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange under the symbol _____ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be traded on the American Stock Exchange under the symbols ____ and _____, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)(2)	Proceeds, before expenses, to us
Per unit	$10.00	$0.50	$9.50
Total	$150,000,000	$7,500,000	$142,500,000

(1)	Does not include a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $.10 per unit ($1,500,000 in total), payable to Maxim Group LLC.
(2)
Includes contingent underwriting compensation in the amount of 1% of the gross proceeds, or $.10 per unit (up to $1,500,000), payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. The contingent underwriting compensation will be equal to 3% of any of the gross proceeds from the sale of units acquired pursuant to the exercise of the underwriters’ over-allotment option, or $0.30 per unit, for total contingent underwriting compensation of up to $2,175,000 if the over-allotment option is exercised in full.

Of the proceeds we receive from this offering and the private placement, $150,000,000 will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes up to $1,500,000 ($0.10 per unit) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. This amount also includes the $8,253,980 of net proceeds from the 825,398 units to be purchased by our President and Chief Operating Officer, or his nominees, in a private placement. As a result, our public stockholders will receive the full purchase price of $10.00 per unit (plus a portion of the interest earned but net of taxes payable) in the event of a liquidation of our company prior to consummation of a business combination. In addition upon completion of this offering, we have agreed to issue to Maxim Group LLC, as representative of the underwriters, 150,000 shares of our common stock to be deposited into escrow, subject to forfeiture, and released to the representative only upon consummation of a business combination.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ___, 2006.

Maxim Group LLC
_____________ __, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

“Business Combination Company”™ and “BCC”™ are service marks of Maxim Group LLC.

-i-

 PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Energy Infrastructure Acquisition Corp., and the term “public stockholders” means the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. Accordingly, as used in this prospectus, the term “public stockholders” will mean the holders of 15,000,000 shares of our common stock (17,250,000 if the underwriters’ over-allotment option is exercised in full). Unless we tell you otherwise, references in this prospectus to “units” include 825,398 units that our President and Chief Operating Officer, or his nominees, purchased in a private placement concluded prior to this offering. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that no stockholder exercises its right of redemption described elsewhere in this prospectus.

We are a blank check company known as a Business Combination Company™, or BCC™. We were organized under the laws of the State of Delaware on August 11, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We believe that the demand for energy in today's global economy presents opportunities for consolidation and growth. Before the marketplace can consume energy, it must be produced, transported, stored, refined and then ultimately distributed. Additionally, each of these links within the energy chain, specifically, production, refining, terminalling and transportation, is typically fragmented, which our management believes represents a favorable opportunity to consummate a business combination within the three identified groups of target companies listed below. They include businesses that provide the following services:

•	refining/petrochemical plants that convert crude oil into products for consumption in the marketplace;

•	terminalling facilities, on land or at sea, that are used to accumulate, store and distribute various forms of energy and/or petrochemical products; and

•	transportation of crude oil, gas or refined products by sea going tanker vessels.

Our executive officers and directors have extensive experience in the energy industry as managers, principals or directors of worldwide energy companies. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the energy industry, with more than 100 years of total experience in negotiating and structuring transactions in the area in which we will attempt to compete. We intend to leverage the experience of our executive officers and directors, including their extensive contacts and relationships by focusing our efforts on identifying a prospective target business or businesses in the energy industry.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of the amount in the trust account (exclusive of the underwriters contingent compensation being held in the trust account) at the time of such acquisition.

As used in this prospectus, a “target business” shall include one or more entities with agreements to acquire an operating business in the energy industry or an operating business in the energy industry and a “business combination” shall mean the acquisition by us of such a target business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business.

Our offices are located at Energy Infrastructure Acquisition Corp., c/o Schwartz & Weiss, P.C., 457 Madison Avenue, New York, New York 10022, and our telephone number is 212-752-3100.

Private Placement

Our President and Chief Operating Officer, and his nominees, have agreed to purchase from us an aggregate of 825,398 units at $10.00 per unit in a private placement. Maxim Group LLC has acted as placement agent for the private placement and received a placement fee equal to 4% of the gross proceeds ($.40 per unit) of the private placement and a non-accountable expense allowance equal to 1% of the gross proceeds ($.10 per unit) of the private placement which will be paid from the interest earned on the trust account in four quarterly installments following the consummation of this offering. An additional contingent placement fee in the amount of 1% of the gross proceeds, or $82,540 ($.10 per unit) will be paid to Maxim Group LLC in the event we consummate a business combination.

Additional Issuable Shares

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees will be issued an additional 1,600,000 shares of our common stock, in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares.

The Offering

Securities offered:	15,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. Maxim Group LLC may determine to cease trading of the units following such separation. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before this offering	4,781,747 shares, which includes 825,398 shares purchased in the private placement

Number to be outstanding after this offering	19,781,747 shares

Warrants:
Number outstanding before this offering	825,398 warrants

Number to be outstanding after this offering	15,825,398 warrants

Exercisability	Each warrant is exercisable into one share of common stock.

Exercise price	$8.00

Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• [ ], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants:
• in whole and not in part,
• at a price of $.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and
•
if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established the above criteria to provide warrant holders with (i) adequate notice of exercise only after the then prevailing common stock price is substantially above the warrant exercise price and (ii) a sufficient differential between the then prevailing common stock price and the warrant exercise price so there is a reasonable cushion to absorb a negative market reaction, if any to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees, will be issued an additional 1,600,000 shares of our common stock in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares.

Proposed American Stock Exchange symbols for our:
Units	_____
Common stock	_____
Warrants	_____

Offering proceeds to be held in trust:	$150,000,000 of the proceeds from both this offering and the private placement ($10.00 per share) will be placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $148,417,460 ($9.90 per unit) may be used by us for the purpose of effecting a business combination, and up to $1,582,540, ($.10 per unit) will be paid to the underwriters if a business combination is consummated, but will be forfeited by the underwriters if a business combination is not consummated. These funds will not be released until the earlier of the completion of a business combination or our liquidation; provided, however, that an aggregate of $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of the interest earned on the trust account in excess of a specified threshold amount (net of taxes payable), will be released to us to fund our working capital requirements. Therefore, unless and until a business combination is consummated, the funds held in the trust account (other than a portion of the interest earned and the contingent underwriting discount and placement fee in the amount of $1,582,540) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The $1,582,540 of the funds attributable to the underwriters’ discount and placement fee (and accrued interest thereon, net of taxes payable) will be distributed among the underwriters and any stockholders exercising their redemption rights upon completion of a business combination on the terms described in this prospectus or to our public stockholders upon our liquidation, but will in no event be available for use by us in a business combination. The expenses that we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not held in the trust account (initially, approximately $125,000 after the payment of the expenses relating to this offering), and any interest earned and released to us as provided above.

There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:
• Repayment of a $300,000 loan with 4% interest made by one of our existing stockholders to cover certain offering expenses; and
• Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination:	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them prior to this offering, and prior to the private placement, in accordance with the vote of the majority of the shares of common stock issued in this offering and the private placement. Any shares acquired by our existing stockholders in this offering or in the aftermarket will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock voted by the holders of the shares of common stock included in the units sold in this offering and the private placement are voted in favor of the business combination and public stockholders owning less than 30.0% of the total number of shares sold in this offering and the private placement exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination which is approved will be entitled to redeem their common stock for $10.00 per share, plus any interest earned on their portion of the trust account (net of taxes payable), excluding interest previously released to us or interest earned on that portion of the contingent compensation or placement fee payable to the underwriters. Public stockholders who redeem their common stock for a share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:	We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (net of taxes payable on interest earned) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering, including the shares included in the 825,398 units our President and Chief Operating Officer, or his nominees, has committed to purchase in the private placement. In addition, if we liquidate, the underwriters have agreed to waive their rights to the $1,500,000 ($2,175,000 if the underwriters' over-allotment option is exercised in full) of contingent compensation and $82,540 of placement fees deposited in the trust account for their benefit. Accordingly, in the event we liquidate, our public stockholders will receive $10.00 per unit plus interest (net of taxes payable and that portion of the earned interest previously released to us). We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders’ shares:	Other than the shares comprising a part of the units in the private placement, on the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and except for up to 158,254 shares that may be surrendered to us for cancellation these shares will not be transferable during the escrow period and will not be released from escrow until _______ __, 2009 [three years from the date of this prospectus] unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. All of the shares of common stock and warrants included in the units sold in the private placement will be subject to a lock-up agreement that will expire upon the consummation of a business combination. If we are forced to liquidate, all of the existing stockholders shares and the securities issued in the private placement will be cancelled.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2005
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(125,174)	$150,148,121
Total assets	375,076	150,148,121
Total liabilities	351,955	—
Value of common stock which may be redeemed for cash(2)	—	46,985,766
Stockholders’ equity	$23,121	$103,162,356

(1)
The “as adjusted” information gives effect to the sale of the units in this offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

(2)
If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for $10.00 per share plus their pro rata share of any accrued interest earned on the trust account (net of taxes payable) not previously distributed to us and $0.10 per share plus interest thereon (net of taxes payable) of underwriting compensation.

The working capital and total assets amounts include $148,417,460 being held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, all of the funds held in the trust account (including $1,582,540 of the contingent underwriting compensation and placement fees held for the benefit of the underwriters) will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering and the private placement vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the aggregate shares sold in this offering and the private placement exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 29.99% of the 15,825,398 shares of common stock included in the units, or 4,746,037 shares of common stock, at an initial per-share redemption price of $10.00 plus a pro rata share of the accrued interest earned on the trust account (net of taxes payable) not previously released to us or payable to the underwriters. The redemption price per share is greater than each stockholder’s initial pro rata share of the trust account of $9.90. Of the excess redemption price, $0.10 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. The balance will be paid from proceeds held in the trust account which are payable to us upon consummation of the business combination. In recognition of this reduction in proceeds, and in order to partially offset the resulting dilution to non-redeeming stockholders, management has agreed to surrender shares to us (at an assumed value of $10.00 per share) for cancellation, up to a maximum of 158,254 shares, or $1,582,540.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Energy Infrastructure Acquisition Corp.

Risks associated with our business

We are a development-stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development-stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate the trust account, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $10.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $10.00, plus interest not previously released to us (net of taxes payable), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate the trust account, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us or the claims of any target businesses. However, we cannot assure you that they will be able to satisfy those obligations.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 40 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements with the SEC seeking to go public. Of these companies, only four companies have consummated a business combination, while five other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. While, like us, some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only four of such companies have completed a business combination and five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 53,392,856 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Additionally, the energy industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions, capital expenditures and working capital needs. If we finance any acquisitions through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors and their nominees) will collectively own 24.17% of our issued and outstanding shares of common stock (including the purchase of 825,398 units in a private placement by our President and Chief Operating Officer or his nominees) which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In addition, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, may receive up to an additional 1,400,000 shares of our common stock, following a business combination if our common stock trades at a volume weighted average trading price of $11.00 per share for each day during any five trading day period, and an additional 1,600,000 if our common stock trades at a volume weighted average price of $12.00 per share, for each day during any five day trading period. Furthermore, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $125,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to up to $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of the interest earned on the trust account in excess of the amount necessary to allow for a $10.00 per share liquidation distribution to our public stockholders (net of taxes payable), if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Our ability to effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that our current officers and directors will resign upon the consummation of a business combination.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our President and Chief Operating Officer, Chief Executive Officer and Chairman of the Board, to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates such retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination, thereby resulting in a conflict of interest. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our existing stockholders either currently have or may in the future have affiliations with companies in the energy and energy related industries. If we were to seek a business combination with a target company with which one or more of our existing stockholders is affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. If conflicts arise, they may not necessarily be resolved in our favor.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Those of our officers and directors who own shares of our common stock in our company (which were issued prior to this offering), have waived their right to receive distributions with respect to those shares upon our liquidation upon our failure to complete a business combination. Additionally, our President and Chief Operating Officer has committed to purchase an aggregate of 825,398 units in a private placement, but has waived his right to liquidation distributions with respect to the shares included in such units. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account and the portion of the interest on the trust account released to us (which, because interest rates are unknown, may be insufficient to fund all of our working capital requirements) unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. For instance, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount not placed in the trust account, which if not agreed to by the target business’ owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of the amount held in the trust account at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of the amount in the trust account threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash up to 29.99% of the total number of shares of common stock sold in this offering and the private placement in certain instances will limit the manner in which we can structure a business combination (i.e. we will not be able to undertake an all cash acquisition) and may reduce the resources available to us for such purpose, as well as for funding a target company’s business. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

If you vote in favor of a business combination and such business combination is approved and consummated, a portion of your initial investment held in the trust account may be used to pay stockholders who voted against the business combination and exercised their redemption rights.

In the event a business combination is approved and consummated, stockholders who have voted against the business combination and exercised their redemption rights will be entitled to receive $10.00 per share, plus a portion of the interest earned on the trust account (net of taxes payable). This amount is greater than each, of the public stockholder’s initial pro rata share of the trust account of $9.90. Of the excess redemption price, $0.10 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego to the extent stockholders redeem their shares. The balance will be paid from proceeds held in the trust account and will therefore not be available to fund either the business combination or our future operations. Investors who choose to remain as stockholders and do not exercise their redemption rights will have assumed the entire cost of the offering, including the underwriters’ discount. The additional cost per share allocable to such remaining stockholders would be $0 if none of the shares sold in the offering are redeemed, and $0.24 per share if the maximum number of shares which may be redeemed are redeemed. In recognition of the reduction in proceeds, and in order to partially offset the resulting dilution to non-redeeming stockholders, management has agreed to surrender shares to us (at an assumed value of $10.00 per share) for cancellation, up to a maximum of 158,254 shares or $1,582,540.

Risks associated with our acquisition of a target business in the energy industry

The energy industry is highly competitive.

The production, refining, terminalling and transportation industries are highly competitive. There is strong competition, both within the production and refining of energy industries and with other related industries, in supplying the fuel needs of commerce, industry and the home. Competition puts pressure on product prices, affects oil products marketing and requires continuous management focus on reducing unit costs and improving efficiency. Many of our competitors are fully integrated companies engaged on a national and/or international basis in many segments of the energy industry, on scales that may be much larger than ours. Large oil companies, because of the diversity and integration of their operations, larger capitalization and greater resources, may be better able to withstand volatile market conditions, compete on the basis of price, and more readily obtain oil, gas and petrochemicals in times of shortages.

The price volatility of crude oil depends upon many factors that are beyond our control and could adversely affect our profitability.

If we consummate a business combination with a target company in the business of refining crude oil, we anticipate that our refining and marketing earnings, profitability and cash flows will depend on the margin above fixed and variable expenses (including the cost of refinery feedstocks, such as crude oil) at which we are able to sell refined products. Refining margins historically have been volatile, and are likely to continue to be volatile, as a result of a variety of factors, including fluctuations in the prices of crude oil. Prices of crude oil, other feedstocks and refined products depend on numerous factors beyond our control, including the supply of and demand for crude oil. Such supply and demand are affected by, among other things:

•	changes in global and local economic conditions;
•	domestic and foreign demand for fuel products, especially in the United States, China and India,
•	worldwide political conditions, particularly in significant oil producing regions such as the Middle East, West Africa and Venezuela;
•	the level of foreign and domestic production of crude oil and refined products;
•	development and marketing of alternative and competing fuels; and
•	local factors, including market conditions, weather conditions and the level of operations of other refineries and pipelines in our markets.

A large, rapid increase in crude oil prices would adversely affect our operating margins if the increased cost of raw materials could not be passed to our customers on a timely basis, and would adversely affect our sales volumes if consumption of refined products, particularly gasoline, were to decline as a result of such price increases. A sudden drop in crude oil prices would adversely affect our operating margins since wholesale prices typically decline promptly in response thereto, while we will be paying the higher crude oil prices until our crude supply at such higher prices is processed. The prices which we may obtain for our refined products are also affected by regional factors, such as local market conditions and the operations of competing refiners of petroleum products as well as seasonal factors influencing demand for such products.

We may be subject to interruptions of supply as a result of relying on pipelines for transportation of crude oil and refined products.

If we consummate a business combination with a target business in the refining industry, our refinery or refineries may rely heavily on pipelines to receive all or substantially all of its crude oil and we may deliver a substantial percentage of its refined products through pipelines. We could experience an interruption of supply or delivery, or an increased cost of receiving crude oil and delivering refined products to market, if the ability of these pipelines to transport crude oil or refined products is disrupted because of accidents, governmental regulation, terrorism, other third-party action or any of the types of events described in the preceding risk factor. Our prolonged inability to use any of the pipelines that we use to transport crude oil or refined products could have a material adverse effect on our business, financial condition and results of operations.

If we consummate a business combination with a target company in the refining industry, we may experience difficulties in marketing some of our products.

Our ability to market our products may depend on:

•	obtaining the financing necessary to develop our feedstock, such as crude oil, to the point where production is available for sale;
•	the proximity, capacity and cost of pipelines and other facilities for the transportation of crude oil and refined products;
•	the quantity and quality of the refined products produced; and
•	the availability of viable purchasers willing to buy our refined products.

If a business combination involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and have an adverse effect on revenue and profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested”, this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

If we consummate a business combination with a target company in the transportation business, a government could requisition our vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charter at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target company would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could have a material adverse affect on our operations.

If we consummate a business combination, our ownership and operation of vessels, storage facilities and refineries could be affected by a number of risks, including mechanical failure, personal injury, loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic disasters, including environmental accidents. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on business assets we may acquire upon completion of a business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the energy industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could have a material adverse effect on our profitability and operations.

The dangers inherent in the production, refining, terminalling or transporting and storing of energy could cause disruptions and could expose us to potentially significant losses, costs or liabilities.

If we consummate a business combination with a target business in the production, refining, terminalling or transportation of energy industry, our operations may be subject to significant hazards and risks inherent in refining operations and in transporting and storing crude oil, intermediate products and refined products. These hazards and risks include, but are not limited to, natural disasters, fires, explosions, pipeline ruptures and spills, third party interference and mechanical failure of equipment, any of which could result in production and distribution difficulties and disruptions, environmental pollution, personal injury or wrongful death claims and other damage to our properties and the properties of others. Any such event at a refinery could significantly disrupt our production and distribution of refined products, and any sustained disruption could have a material adverse effect on our business, financial condition and results of operations.

The energy industry is subject to intense governmental regulation.

The energy industry is subject to regulation and intervention by governments throughout the world in such matters as exploration and production interests, environmental protection controls, controls over the development and decommissioning of a field (including restrictions on production) and, possibly, nationalization, expropriation, cancellation or non-renewal of contract rights. The energy industry is also subject to the payment of royalties and taxation, which tend to be high compared with those payable in respect of other commercial activities and operates in certain tax jurisdictions which have a degree of uncertainty relating to the interpretation of, and changes to, tax law. As a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations.

We may incur significant costs in complying with environmental, safety and other governmental regulations and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The energy industry is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, compliance with which may entail significant expense, including expenses associated with changes in operating procedures. We cannot assure you that we will be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could have a material adverse effect on our profitability and operations.

Our operations may harm the environment.

We will attempt to conduct our activities in such a manner that there is no or minimum damage to the environment. However, risk could arise if we do not apply our resources to overcome the perceived trade-off between global access to energy and the protection or improvement of the natural environment.

Inherent in our operations are hazards which require continual oversight and control.

If we consummate a business combination, we may be engaged in transporting and refining materials with potential toxicity in the course of our business. There is a risk of loss of containment of hydrocarbons and other hazardous material at operating sites and during transportation. If operational risks materialized it could result in loss of life, damage to the environment or loss of production.

Conservation measures and technological advances could reduce demand for oil and gas.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and gas. We cannot predict the impact of the changing demand for oil and gas services and products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Political instability could harm our business.

We may target businesses that have operations in developing countries where political, economic and social transition is taking place. Some countries have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections. Any of these conditions occurring could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our production to decline and could cause us to incur additional costs.

Our business is subject to foreign currency risks.

Crude oil prices are generally set in U.S. dollars while sales of refined products may be in a variety of currencies. If we consummate a business combination with a target business with operations outside of the United States, our business will be subject to foreign currency risks. These risks include

•	difficulty in converting local currencies to U.S. dollars,
•	the market for conversion of local currency into other currencies may deteriorate or cease to exist.

Fluctuation in exchange rates can therefore give rise to foreign exchange exposures.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from Delaware to another jurisdiction to take advantage of favorable tax laws. If we determine to do this, the laws of such jurisdiction will likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of the energy industry will likely subject us to foreign regulation.

Because our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

A majority/ All of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Management services relating to a target company may be performed by management companies that are affiliates of our officers and directors which could result in potential conflicts of interest.

We anticipate engaging the services of one or more management companies to provide technical and management services, relating to the operation of vessels, storage facilities and/or refineries. If members of existing management remain our officers or directors post business combination, it is possible that these management services will be performed by management companies that are controlled by one or more of our existing stockholders, officers or directors. The management companies may receive fees and commissions in connection with their services rendered. The relationships between our officers and directors and the applicable management companies may give rise to conflicts of interest between us on the one hand and the management companies on the other. In addition, some of our officers and directors also may hold senior management positions with one or more of these management companies. In light of their positions, these individuals may experience conflicts of interest in selecting between our interests and those of the applicable management companies

Because certain financial information will be required to be provided to our stockholders in connection with a proposed business combination, prospective target businesses may be limited.

In order to seek stockholder approval of a business combination with an operating business in the energy industry, the proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the United States Public Company Accounting Oversight Board. Some of the businesses in the energy industry may not keep financial statements in accordance with, or that can be reconciled with, U.S. generally accepted accounting principles. To the extent that the required financial statements or information cannot be prepared or obtained, we will not be able to complete a business combination with such entities. Accordingly, these financial information requirements may limit the pool of potential target businesses which we may acquire.

If we choose to enter the shipping industry and we re-incorporate in a foreign jurisdiction, we may become subject to United States Federal income taxation on our United States source shipping income.

Should we choose to enter the shipping industry and complete a business combination with a target business outside of the United States and, such acquisition involved our reincorporation as a foreign entity, we would then attempt to qualify under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, for an exemption from United States federal income tax on substantially all of our shipping income. This exemption may not be available, or may subsequently be lost, if 50% or more of our stock is owned, for more than half the number of days during the taxable year, by persons in the United States. We can give no assurance that the ownership of our stock will permit us to qualify for the Section 883 exemption. If we do not qualify for an exemption pursuant to Section 883, we will be subject to United States federal income tax, likely imposed on a gross basis at 4%, on our United States source shipping income, which constitutes not more than 50% of our gross shipping income. In such case, we may seek to elect to be taxed under what is in essence an alternative tonnage tax created by the American Job Creation Act of 2004, which would likely provide for a substantially reduced tax to the extent it applies. In such a case, our net income and cash flow will be reduced by the amount of such tax.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.006, per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in such offerings. The fact that our existing stockholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. After giving effect to the offering and the private placement, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 31.4% or $3.14 per share (the difference between the pro forma net tangible book value per share of $6.86, and the initial offering price of $10.00 per unit).

Our President and Chief Operating Officer, or his nominees, may be entitled to certain performance based equity payments which could have a negative impact on our earnings at the time of issuance.

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, our President and Chief Operating Officer, or his nominees, will be issued an additional 1,600,000 shares of our common stock, in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares. The issuance of these shares could have a negative impact on our earnings.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

Following the offering, as part of the units, we will have issued warrants to purchase 15,825,398 shares of common stock (which includes the units sold in the private placement). To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the 3,956,349 shares of common stock they acquired prior to this offering at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus, and, to the extent our President and Chief Operating Officer receives any shares based upon the stock price performance thresholds discussed above, he or his nominees, will also have registration rights. Furthermore, our President and Chief Operating Officer, or his nominees, is entitled to demand the registration of the securities underlying the 825,398 units he has agreed to purchase in the private placement at any time after we announce that we have entered a letter of intent, an agreement in principle or a definitive agreement in connection with a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 4,781,747 shares of common stock (or 7,781,747 shares of common stock if stock price performance based equity compensation to our President and Chief Operating Officer is realized in full) eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our securities listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•
a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

An investment in this offering may involve adverse tax consequences because the redemption and liquidation price per share is greater than the $10.00 per unit purchase price.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s tax basis in our common stock upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in a tax liability to the investor without the investor’s receipt of cash from us. Such risk might also arise as a result of management’s agreement to surrender shares if and to the extent investors exercise their redemption rights. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because all of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

All of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development, or the OECD (an international organization helping governments through the economic, social and governance challenges of a globalized economy).

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised
Gross proceeds
Offering	$150,000,000	$172,500,000
Private placement	8,253,980	8,253,980
Total	$158,253,980	$180,753,980

Offering and placement expenses(1)
Underwriting discount(2)	6,000,000	6,450,000
Underwriting non-accountable expense allowance (1% of gross proceeds)	1,500,000	1,500,000
Contingent underwriting compensation(3)	1,500,000	2,175,000
Contingent placement fee(4)	82,540	82,540
Legal fees and expenses (including Amex listing fees and expenses)	380,000	380,000
Miscellaneous expenses	75,861	75,861
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	33,224	33,224
NASD registration fee	44,895	44,895

Net proceeds
Held in trust for our benefit(5)	150,000,000	172,050,000
Not held in trust	125,000	125,000
Total	$150,125,000	$172,175,000

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement(6)	$25,000	20%
Payment for office space and administrative and support services ($7,500 per month for up to two years)(7)	25,000	20%
Due diligence, identification and research of prospective target businesses(8)	25,000	20%
Legal and accounting fees relating to SEC reporting obligations(9)	25,000	20%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination) payment of deferred placement fees and D&O insurance(10)	25,000	20%
Total	$125,000	100%

(1)
A portion of these expenses have been paid from the funds we received from Mr. Sagredos described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)
Represents 4% of the gross proceeds from the sale of the 15,000,000 units in this offering ($6,000,000) and 2% of the gross proceeds from the sale of the 2,250,000 units subject to the underwriters’ over-allotment option ($450,000).

(3)
Represents 1% of the gross proceeds from the sale of the 15,000,000 units in this offering ($1,500,000) and 3% of the gross proceeds from the sale of the 2,250,000 units subject to the underwriters’ over-allotment option ($675,000) that will be deposited into the trust account and paid to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders. Accordingly, such amount is not being deducted from gross proceeds hereunder.

(4)
Represents 1% of the gross proceeds from the sale of the 825,398 units in the private placement ($82,540) that will be deposited into the trust account and paid to Maxim Group LLC on the same terms and subject to the same conditions as the payment of the contingent underwriting compensation. Accordingly, such amount is not being deducted from the gross proceeds hereunder.

(5)
Includes $1,500,000 (or $2,175,000 if the underwriters’ over allotment option is exercised in full) of the underwriters’ discount, and $82,540 of the underwriter’s placement agent fee which the underwriters have agreed to deposit into the trust account and forfeit in the event we do not consummate a business combination.

(6)	We have estimated this cost to be approximately $500,000. We expect to fund this cost from interest earned from the trust account and released to us.
(7)	We have estimated the cost of these services for a 24-month period to be $180,000. We expect to fund this cost from the interest earned from the trust account which is released to us.
(8)	We have estimated this cost to be approximately $600,000. We expect to fund this cost from the interest earned from the trust account which is released to us.
(9)	We have estimated this cost to be approximately $50,000. We expect to fund this cost from the interest earned on the trust amount which is released to us.
(10)	We have estimated this cost to be approximately $995,000. We expect to fund this cost from the interest earned on the trust account which is released to us.

$150,000,000 or $172,050,000 if the underwriters’ over-allotment option is exercised in full, of proceeds will be placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Of this amount, up to $1,582,540 ($2,257,540 if the underwriters’ over-allotment option is exercised in full) of contingent underwriting compensation and placement fees will be paid to the underwriters if and only if a business combination is consummated. Other than up to $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of the interest income, net of taxes thereon, which may be released to us to fund our working capital requirements, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay stockholders who have exercised their redemption right) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business.

We have agreed to pay the law firm of Schwartz & Weiss, P.C., which is not affiliated with us, $7,500 per month for office space and general and administrative services including secretarial support.

We have estimated that costs related to the acquisition of a target business will be approximately $1,100,000; approximately $600,000 to identify and research prospective target businesses and approximately $500,000 for costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement. In addition, we anticipate paying $180,000 for administrative services and support payable to an unaffiliated third party (up to $7,500 per month for 24 months), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $995,000 for general working capital that will be used for miscellaneous expenses and reserves (including approximately $150,000 for director and officer liability insurance premiums) and $412,699 for the payment of placement fees to Maxim Group LLC related to the private placement. Only $125,000 of the net proceeds have been allocated for such purposes and we intend to fund the balance, as well as amounts that may exceed our current estimates, from a portion of the interest earned on the proceeds being held in the trust account. We have agreed with the representative that $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of the interest earned on the proceeds being held in the trust account for our benefit (net of taxes payable), after a certain threshold amount, will be released to us. The threshold amount is based on the following formula: for each unit purchased by the underwriters upon their exercise of their over-allotment option, $0.20 of interest must be maintained in the trust account. Accordingly, if the underwriters do not exercise the over-allotment option, the threshold amount is $0 and if such option is exercised in full, the threshold amount will be $450,000. Although we do not know the rate of interest to be earned on the trust account, we believe that even at an interest rate of 1.5% per annum, the interest available to us on the $150,000,000 of trust proceeds will be sufficient to fund our working capital requirements. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, but is expected to include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

We intend to use the net proceeds allocated to working capital and the interest earned on the trust account and released to us towards director and officer liability insurance premiums (approximately $150,000), with the balance being held for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We have agreed with Maxim Group LLC that $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of the interest earned on the trust account (net of taxes payable) in excess of the amount necessary to have a $10.00 per share liquidation distribution to the public stockholders if the underwriters’ over-allotment option is exercised (i.e. $450,000 if the option is exercised in full) will be released to us to fund our working capital. We believe that the amount allocated to working capital, together with interest earned on the trust account available to us will be sufficient to cover the costs related to the acquisition of a target business and reimbursement costs, even if the costs of due diligence, legal, accounting and other expenses of structuring and negotiating a business combination exceed our estimates.

It is also possible that we could use a portion of our working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if such payment was large enough and we had already used up the funds available for due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. It is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that might be reimbursed following a business combination.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

As of the date of this prospectus, George Sagredos, our President and Chief Operating Officer, has advanced to us a total of $300,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, legal fees and expenses and an advance on Maxim’s non-accountable expense allowance. Such loan will be payable with 4% annual interest on the earlier of October 6, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act.

We believe that, upon consummation of this offering, and receipt of interest on the trust account, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

No compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, from us or from any other party for any services rendered to us prior to or in connection with the consummation of the business combination. Our existing stockholders will only be entitled to receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts previously released to us) only in the event of liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 31, 2005, our net tangible book value was a deficiency of $(125,174), or approximately $(0.03) per share of common stock. After giving effect to the sale of 15,825,398 shares of common stock included in the units to be sold in this offering and the private placement, and the deduction of underwriting discounts, placement fees and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 4,746,037 shares of common stock which may be redeemed for cash) at December 31, 2005 would have been $103,161,355 or approximately $6.86 per share, representing an immediate increase in net tangible book value of $6.89 per share to the existing stockholders and an immediate dilution of $3.14 per share, or 31.4%, to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $46,985,766 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering and the private placement at a per-share redemption price equal to $9.90, plus (i) their pro rata share of any interest earned on the trust account (net of taxes payable) not previously distributed to us and (ii) $0.10 per share plus interest earned thereon (net of taxes payable) of contingent underwriting compensation that the underwriters have agreed to forfeit for the benefit of redeeming stockholders.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$		$$10.00
Net tangible book value before this offering		(.03)
Increase attributable to new investor		6.89
Pro forma net tangible book value after this offering			6.86
Dilution to new investors			$3.14

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders(1)	3,956,349	20.00%	$25,000.02%		$.006
Private placement investor	825,398	4.17%	$8,253,980	5.21%	$10.00
New investors	15,000,000	75.83%	$150,000,000	94.77%	$10.00
	19,781,747	100.00%	$158,278,980	100.00%

(1)
Does not include the issuance of up to 3,000,000 additional shares of our common stock to our President and Chief Operating Officer, or his nominees, upon our common stock meeting certain criteria following a business combination.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(125,174)
Proceeds from this offering and the private placement	150,125,000
Offering costs paid in advance and excluded from tangible book value before this offering and the private placement	148,295
Less: Proceeds held in trust subject to redemption for cash at $9.90 per share(2)	(46,985,766)
$103,162,356
Denominator:
Shares of common stock outstanding prior to the offering and the private placement	3,956,349
Shares of common stock included in the units offered and in the private placement	15,825,398
Less: Shares subject to redemption (15,825,398 × 29.99%)	(4,746,037)
15,035,710 (3)

(2)	Does not reflect contingent underwriting compensation held in trust for redemption of shares for cash at $0.10 per share, or $1,582,540.
(3)	Does not reflect the possible surrender of up to 158,254 shares by our existing stockholders in the event and to the extent we must redeem shares for cash.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2005 and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2005
	Actual	As Adjusted
Notes payable to officer	$300,000	$—
Common stock, $.0001 par value, -0- and 4,746,037 shares which are subject to possible redemption, shares at redemption value(1)	$—	$46,985,766
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 89,000,000 shares authorized; 3,956,349 shares issued and outstanding; 15,035,710 shares issued and outstanding (excluding 4,746,037 shares subject to possible redemption), as adjusted	396	1,528
Additional paid-in capital	24,604	103,162,708
Deficit accumulated during the development stage	(1,879)	(1,879)

Total stockholders’ equity	$23,121	$103,162,356

Total capitalization	$375,076	$150,148,121

(1)
If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 29.99% of the aggregate number of shares sold in this offering and the private placement at a per-share redemption price equal to $9.90 plus (i) their pro rata share of any interest earned on the trust account (net of taxes payable) not previously distributed to us and (ii) $0.10 per share plus interest earned thereon (net of taxes payable) of contingent underwriting compensation that the underwriters have agreed to forfeit for the benefit of the redeeming stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 11, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the energy and related industries. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in the offering and the private placement, will be approximately $150,125,000 (or $172,175,000 if the underwriters’ over-allotment option is exercised in full) after deducting offering expenses of approximately $628,976, $1,500,000 representing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds of the offering, underwriting discounts of approximately $6,000,000 (or $6,450,000 if the underwriters’ over-allotment option is exercised in full), and an additional $1,500,000 ($2,175,000 if the underwriters’ over-allotment option is exercised in full) to be paid to the underwriters and $82,540 to be paid to Maxim Group LLC if a business combination is consummated. Of this amount, $150,000,000 (or $172,050,000 if the underwriters’ over-allotment option is exercised in full), will be held in trust for our benefit, and the remaining approximately $125,000 will not be held in trust. We will use substantially all of the net proceeds of this offering available for our use to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account coupled with up to $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of interest earned on the trust account and released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate paying approximately $500,000 of expenses for legal, accounting and other expenses attendant to structuring and negotiating of a business combination and preparation and filing of the related proxy statement, $180,000 for administrative services and support payable to an unaffiliated third party (up to $7,500 per month for 24 months), $600,000 of expenses for the due diligence and investigation of a target business, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $995,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $150,000 for director and officer liability insurance premiums and $412,699 of placement fees to Maxim Group LLC in four quarterly installments. $2,200,000 (or $2,500,000 if the underwriters’ over-allotment option is exercised in full) of the interest earned on the trust account (net of taxes payable) in excess of a certain threshold amount will be released to us to fund our working capital requirements. The threshold amount is based on the following formula: for each unit purchased by the underwriters upon their exercise of their over-allotment option, $0.20 of interest must be maintained in the trust account. Accordingly, if the underwriters do not exercise the over-allotment option, the threshold amount is $0 and if such option is exercised in full, the threshold amount will be $450,000. We intend to fund the balance of the expenses set forth above that exceed $125,000 from the portion of the interest we receive from the trust account. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, George Sagredos, our President and Chief Operating Officer, has advanced a total of $300,000 to us for payment of offering expenses on our behalf. Such loan will be payable with 4% annual interest on the earlier of October 6, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering and the private placement not being placed in trust.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on August 11, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We believe that the demand for energy in today's global economy presents opportunities for consolidation and growth. Before the marketplace can consume energy, it must be produced, transported, stored, refined and then ultimately distributed. Additionally, each of these links within the energy chain, specifically, production, refining, terminalling and transportation, is typically fragmented, which our management believes represents a favorable opportunity to consummate a business combination within the three identified groups of target companies listed below. They include businesses that provide the following services:

•	refining/petrochemical plants that convert crude oil into products for consumption in the marketplace;

•	terminalling facilities, on land or at sea, that are used to accumulate, store and distribute various forms of energy and/or petrochemical products; and

•	transportation of crude oil, gas or refined products by sea going tanker vessels.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the energy chain, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

Overview of Refining/Petrochemical Sector

Oil refining is the process of separating hydrocarbon atoms present in crude oil and converting them into marketable finished petroleum products, such as gasoline and diesel fuel. Crude oil is commonly referred to in terms of `heavy' or `light' and `sweet' or `sour'. The more viscous crudes are `heavier,' and those with a higher sulphur content are called `sour' (as opposed to low-sulfur `sweet' crude). The heavier and more sour the crude, the more difficult, time consuming and expensive it is to turn it into usable refined products.

Demand and consumption for crude oil has increased significantly over the past decade due to increased cross-border trade, which has lead to growth in the global economy. As worldwide crude oil demand has surged, production from OPEC and other oil producing nations has increased. Crude oil that is extracted from these producing nations tends to be sour crude and thus more expensive and time consuming to refine. New environmental regulations requiring lower sulfur fuel specifications has lead to increased demand for extracting sweet crude oil and further refining sour crude oil to meet these specifications. Increased time spent refining sour crude oil to meet lower sulfur fuel specifications has negatively impacted worldwide refining capacity. Decreased refining capacity due to longer refining times coupled with increased worldwide crude oil demand has created a significant bottleneck in the energy chain.

We believe an opportunity exists to acquire and upgrade existing refineries that will allow us to create additional needed energy supply. The advent of new technology over the past decade will allow us to grow capacity at existing plants more quickly. We plan to target existing businesses in the proximity of emerging and developing markets where the demand for energy is rising. This will allow us to extract value from rendering finished products to markets in most need of energy, thereby reducing transportation costs.

Overview of Terminalling (Storage) Sector

Petroleum terminals are land or sea based facilities that receive, store and re-deliver bulk quantities of crude oil, gasoline and other light petroleum products via pipelines, sea vessels or trucks. These facilities, which are used to store energy before it is refined and distributed to consumers is a vital link in the energy chain. We believe there are several areas in the world where opportunities to locate and identify potential target businesses in terminalling exist. The acquisition of terminals either close to production or consumption areas creates economies of scale, minimizes transportation costs and enables more efficient distribution of energy to end users. These factors present attractive opportunities for consolidation and growth in the following:

•
areas of great shipping traffic such as Gibraltar and Singapore, where the demand for bunkering (supplying another vessel with fuel) has increased over the years and we believe will continue to increase in the future;

•	areas with numerous small product streams that are accumulated for shipment, such as, the Black Sea, the Baltic Sea, the Arctic and the Caribbean; and

•
areas with poor distribution infrastructure and storage capacities, including a majority of the world's emerging/developing markets where the demand for energy has left these markets behind other industrial regions, such as South America, India and China.

Overview of Transportation Sector

The transportation of crude oil, gas or refined products by sea going tanker vessels is another important link in the energy chain. Energy must be transported from producing areas to refineries and then onto locations where consumers reside.

The world tanker fleet is divided into two primary categories, crude oil and product tankers. Tanker charters of wet cargo will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The four major tanker categories with reference to size are:

•
Very Large Crude Carriers, or VLCCs. Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000 dead weight tons, or dwt, that are more than 300 meters in length. VLCCs are highly automated and their advanced computer systems allow for a minimal crew. The majority of the world's crude oil is transported via VLCCs.

•
Suezmax. Tanker vessels with cargo capacity typically 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.

•
Aframax. Tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances mainly in the North Sea and Venezuela. These vessels are able to enter a larger number of ports throughout the world as compared to the larger crude oil tankers.

•
Product. Tanker vessels with cargo capacity typically less than 60,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil.

We believe that the demand for sea going transportation has followed the increased worldwide demand for energy. This demand has created significant opportunities to take advantage of certain sectors where increased vessel production has created oversupply, especially with VLCC's. It is our view that this oversupply will present an opportunity for us over the next 18 months to target groups of vessels at advantageous values.

Management and Board Expertise

Our executive officers and directors have extensive experience in the energy industry as managers, principals or directors of worldwide energy companies. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the energy industry, with more than 100 years of total experience in negotiating and structuring transactions in the areas in which we will attempt to compete. We intend to leverage the industry experience of our executive officers, including their extensive contacts and relationships, by focusing our efforts on identifying a prospective target business or businesses in the energy industry.

Regulations

Government Regulation

Government regulation significantly affects the energy industry, including international conventions, national, state and local laws and regulations in force in the countries in which we may operate. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

Environmental Regulation

We will be subject to numerous national and local environmental laws and regulations relating to our operations and activities. Current and proposed fuel and product specifications under a number of environmental laws could have a significant effect on our profitability. Environmental laws and regulations could also require us to remediate or otherwise redress the effects on the environment of prior disposal or release of chemicals or petroleum substances. Such contingencies may exist for various sites, including storage facilities, refineries, chemicals plants and waste disposal areas. The extent and cost of future environmental restoration, remediation and abatement programs are often inherently difficult to estimate. They depend on the magnitude of any possible contamination, the timing and extent of the corrective actions required and our share of liability relative to that of other solvent responsible parties. Our operations will also be subject to environmental and common law claims for personal injury and property damage caused by the release of chemicals, hazardous materials or petroleum substances.

United States Regulation

The Clean Air Act and its regulations require, among other things, new fuel specifications and sulphur reductions, enhanced monitoring of major sources of specified pollutants; stringent air emission limits and new operating permits for chemical plants, refineries, marine and distribution terminals; and risk management plans for storage of hazardous substances. In addition, the Clean Water Act is designed to protect and enhance the quality of U.S. surface waters by regulating the discharge of wastewater and other discharges from both onshore and offshore operations. Facilities are required to obtain permits for most surface water discharges, install control equipment and implement operational controls and preventative measures, including spill prevention and control plans.

The Resource Conservation and Recovery Act, or RCRA, regulates the storage, handling, treatment, transportation and disposal of hazardous and non-hazardous wastes. It also requires the investigation and remediation of certain locations at a facility where such wastes have been handled, released or disposed of. Our facilities may generate and handle a number of wastes regulated by RCRA that are subject to investigation and corrective action.

Under the Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or Superfund, waste generators, site owners, facility operators and certain other parties are strictly liable for part or all of the cost of addressing sites contaminated by spills or waste disposal regardless of fault or the amount of waste sent to a site. Additionally, each state has laws similar to CERCLA.

The Petroleum Marketing Practices Act, or PMPA, is a federal law that governs the relationship between a refiner and a distributor pursuant to which the refiner permits a distributor to use a trademark in connection with the sale or distribution of motor fuel. The PMPA provides that a refiner may not terminate or fail to renew its distributor contracts unless certain enumerated preconditions or grounds for termination or nonrenewal are met and it also complies with prescribed notice requirements. The PMPA provides that distributors may enforce the provisions of the act through civil actions against the refiner. If we terminate or fail to renew one or more of our distributor contracts in the absence of the specific grounds permitted by the PMPA, or fail to comply with the prescribed notice requirements in effecting a termination or nonrenewal, those distributors may file lawsuits against us to compel continuation of their contracts or to recover damages from us.

In addition, we are regulated under the Oil Pollution Act, which amended the Clean Water Act. Among other requirements, the Oil Pollution Act requires the owner or operator of a tank vessel or facility to maintain an emergency oil response plan to respond to releases of oil or hazardous substances. We have developed and implemented such a plan for each of our facilities covered by the Oil Pollution Act. Also, in case of such releases, the Oil Pollution Act requires responsible parties to pay the resulting removal costs and damages, provides for substantial civil penalties, and authorizes the imposition of criminal and civil sanctions for violations. States where we have operations have similar laws to the Oil Pollution Act. As a result of our operations, spills of oil and other hazardous substances could occur at our facilities.

Other significant legislation includes the Toxic Substances Control Act which regulates the development, testing, import, export and introduction of new chemical products into commerce; the Occupational Safety and Health Act which imposes workplace safety and health, training and process standards to reduce the risks of chemical exposure and injury to employees; the Emergency Planning and Community Right-to-Know Act which requires emergency planning and spill notification as well as public disclosure of chemical usage and emissions. In addition, the U.S. Department of Transportation through agencies such as the Office of Pipeline Safety and the Office of Hazardous Materials Safety regulates in a comprehensive manner the transportation of products such as gasoline and chemicals to protect the health and safety of the public.

European Union Regulation

Within the European Union, member states either apply the Directives of the European Commission or enact regulations. By joint agreement, European Union Directives may also be applied within countries outside of Europe.

A European Commission Directive for a system of Integrated Pollution Prevention and Control, or IPPC, was approved in 1996. This system requires the issuance of permits through the application of Best Available Techniques, also know as BAT. In the event that the use of BAT results in the breach of an environmental quality standard, plant emissions must be reduced. The Directive encompasses most activities and processes undertaken by the oil and petrochemical industry within the European Union.

The European Union Large Combustion Plant Directive sets emission limit values for sulphur dioxide, nitrogen oxides and particulates from large combustion plants. It also required phased reductions in emissions from existing large combustion plants. The second important set of air emission regulations that may affect our operations is the Air Quality Framework Directive and its three set of directives on ambient air quality assessment and management, which prescribe, among other things, ambient limit values for sulphur dioxide, oxides of nitrogen, particulate matter, lead, carbon monoxide, ozone, cadmium, arsenic, nickel, mercury and polyaromatic hydrocarbons.

The European Commission’s Clean Air for Europe Program is expected to lead to the publication of a Thematic Strategy on Air Pollution, or TSAP. TSAP will outline the environmental objectives for air quality and measures to be taken to achieve the Commission’s objectives.

In Europe there is no overall soil protection regulation, although proposals on measures may be presented by the European Commission in the near future. Certain individual member states have soil protection policies. Each has its own contaminated land regulations.

The European Commission adopted an official proposal on October 29, 2003 for a future regulation on European Chemical Policy referred to as the Registration, Evaluation and Authorization of Chemicals, or REACH. This proposal is now being discussed by the European Parliament and Council. Although oil and natural gas have been temporarily exempted from the scope under the current proposal, about 30,000 other chemicals will have to be re-registered and evaluated. This could affect our refinery products and chemicals manufactured and imported in the European Union. Local costs could also be associated with further testing, data availability systems, management and administration.

The European Commission adopted a Directive on Environmental Liability on April 21, 2004. The proposal seeks to implement a strict liability approach for damage to biodiversity and services lost from high-risk operations by April 30, 2007. Member states are considering how to implement the regime. Possibilities of damage insurance, increased preventive provisions and injunctive relief to third parties are also possible.

Other environment-related existing regulations which may have an impact on our operations include the Major Hazards Directive which requires emergency planning, public disclosure of emergency plans and ensuring that hazards are assessed, and effective emergency management systems are in place; the Water Framework Directive which includes protection of groundwater; and the Framework Directive on Waste to ensure that waste is recovered or disposed without endangering human health and without using processes or methods which could harm the environment.

Maritime Oil Spill Regulation

The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions, and those vessels that operate in United States waters, which includes the United States’ territorial sea and its two hundred nautical mile exclusive economic zone.

Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

•	natural resources damages and the costs of assessment thereof;

•	real and personal property damages;

•	net loss of taxes, royalties, rents, fees and other lost revenues;

•	lost profits or impairment of earning capacity due to property or natural resources damage; and

•	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. Some states which have enacted such legislation have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws.

Other environmental initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended, or the CLC, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel’s registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4 million plus approximately $566 per gross registered ton above 5,000 gross tons with an approximate maximum of $80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

Security regulation

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security, or ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The United States Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate, or ISSC, that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of the amount in the trust account (exclusive of the underwriters’ contingent compensation being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the consummation of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the amount in the trust account (exclusive of the underwriters’ contingent compensation being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the energy or energy related industries to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•    earnings and growth potential;

•    experience and skill of management and availability of additional personnel;

•    growth potential;

•    capital requirements;

•    competitive position;

•    financial condition and results of operation;

•    barriers to entry into the energy and related industries;

•    stage of development of the products, processes or services;

•    breadth of services offered;

•    degree of current or potential market acceptance of the services;

•    regulatory environment of the industry; and

•    costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to us or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of the amount in the trust account at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. The evaluation of a potential holding company acquisition where the assets to be acquired are not in the possession of the target company would be based on established valuation criteria in the energy industry.

If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if one of the members of our board of directors is affiliated with the target business or if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the amount in the trust account threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of the amount in the trust account threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we expect certain of our management, particularly Arie Silverberg, our Chief Executive Officer, George Sagredos, our President and Chief Operating Officer, Andreas Theotokis, our Chairman of the Board and Marios Pantazopoulos, our Chief Financial Officer to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, and the private placement, in accordance with the vote of the majority of the shares of common stock issued in this offering and the private placement. Our existing stockholders have agreed to vote all the shares of our common stock acquired in the private placement, this offering or in the aftermarket in favor of any transaction that they negotiate and present for approval to our stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus and in the private placement are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering and the private placement exercise their redemption rights.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to $10.00 plus any interest not previously released to us earned on their portion of the trust account and on that portion of the underwriters’ contingent compensation comprising the redemption price (calculated as of two business days prior to the consummation of the proposed business combination (net of taxes payable)). An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its redemption rights, such stockholder will not have its shares of common stock redeemed. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 30% or more of the total number of shares sold in this offering and the private placement exercise their redemption rights. The securities issued in the private placement do not have redemption rights.

Investors who choose to remain as stockholders and do not exercise their redemption rights will have assumed the entire cost of the offering, including the underwriters’ discount. The additional cost per share allocable to such remaining stockholders would be $0 if none of the shares sold in the offering are redeemed, and approximately $0.24 per share if the maximum number of shares which may be redeemed are redeemed. In recognition of the reduction in proceeds available to fund either the business combination or our future operations which will result from the redemption of shares, and in order to partially offset the resulting dilution to non-redeeming stockholders, management has agreed to surrender up to an aggregate of 158,254 of their shares to us. The number of shares they will surrender will be determined by calculating the dollar amount of the trust account (exclusive of interest) paid to redeeming stockholders above the amount attributable to such stockholders ($9.90 per share) and the contingent portion of the underwriters’ compensation ($.10 per share) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation).

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve, the trust account will be liquidated and we will distribute to all of our public stockholders in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable) not previously released to us, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and the 825,398 shares included in the units our President and Chief Operating Officer has agreed to purchase in the private placement. In addition, the underwriters have agreed to waive their rights to the $1,582,540 ($2,257,540 if the underwriters’ over-allotment option is exercised in full) of contingent underwriting compensation and placement fees deposited in the trust account for their benefit. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to holders of the 15,000,000 shares (17,250,000 if the underwriters’ over-allotment option is exercised in full) entitled to participate in liquidation distributions would be equal to the $10.00 per unit offering price. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Each member of our board of directors has agreed pursuant to agreements with us and Maxim Group LLC, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $10.00, plus interest (net of taxes payable), due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•
our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•
our obligation to redeem for cash up to 4,746,037 shares of common stock held by our public stockholders in certain instances will limit the manner in which we may structure a business combination (i.e., we will not be able to undertake an all cash acquisition transaction) and may reduce the resources available to us for this purpose, as well as for funding a target company’s business;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•
the requirement to acquire either an entity with purchase agreements for one or more vessels or an operating business that has a fair market value equal to at least 80% of the trust account at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 457 Madison Avenue, New York, New York 10022. The cost for this space provided by the law firm of Schwartz & Weiss, P.C. is $7,500 per month and includes certain other additional services provided by such firm pursuant to a letter agreement. We consider our current office space adequate for our current operations.

Employees

We have four officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Arie Silverberg, our Chief Executive Officer, George Sagredos, our President and Chief Operating Officer, Andreas Theotokis, our Chairman of the Board and Marios Pantazopoulos, our Chief Financial Officer, to devote a certain amount of time per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.
Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$150,000,000 of the proceeds of this offering and the private placement (including up to $1,582,540 payable to the underwriters upon consummation of a business combination) will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company.

$126,900,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $150,000,000 held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units may begin to trade separately on the 20th day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
Other than a portion of the interest earned, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Andreas Theotokis	49	Chairman of the Board of Directors and Director
Arie Silverberg	58	Chief Executive Officer and Director
George Sagredos	49	Chief Operating Officer, President and Director
Marios Pantazopoulos	39	Chief Financial Officer and Director
Jonathan Kollek	46	Director
David Wong	49	Director
Maximos Kremos	59	Director

Andreas Theotokis has been our chairman of the board of directors since inception and a director since December 2005. Mr. Theotokis has over 25 years of experience in the oil industry including operations, shipping, finance, refinery economics, marketing and risk management. Mr. Theotokis currently serves as the senior advisor on Trading and Business Development for the Samsung Corporation. The Trading Company generates $9.7 billion in revenue and operates in 76 worldwide locations, managing the corporation’s regional and arbitrage trading between Europe and the Far East. Mr. Theotokis was instrumental in creating Samsung’s niche oil trading business based on East-West Arbitrage. Prior to joining Samsung, Mr. Theotokis was the director of Oilspace, Inc., from January 2000 through September 2001. Oilspace is a London-based consulting company providing solutions for the energy supply chain industry. While at Oilspace, Mr. Theotokis started an internet-based service provider for the oil industry that was ultimately introduced to European and Russian oil companies that enables operational efficiency and successful business process improvements. From 1996 to 2000, Mr. Theotokis served as a director of the trading and logistics division at Oil Distributing Systems in Argentina, an importer and distributor of distillates and gasoline. From 1992 to 1996, Mr. Theotokis served as the head of the clean products trading group for Galaxy Energy Corporation, an oil and gas explorer and producer. During his tenure, Galaxy became the principle suppliers of crude/gas oil for the Greek government and the largest fuel oil and distillate exporter from Russia and the Ukraine. Between 1987 and 1992, Mr. Theotokis worked for Astroline Mediterranean’s Milan and Los Angeles offices, actively trading products from Europe to the Far East, and the U.S. Gulf Coast to Singapore. During his tenure, Astroline Mediterranean became one of the first arbitrage/value trading oil companies. Prior to joining Astroline Mediterranean, Mr. Theotokis was a fuel oil and gasoline trader for Petraco SPA in Milan from 1985 to 1987. Mr. Theotokis was primarily involved with exports of fuels, distillates and crude oil to Western Europe and the United States. Mr. Theotokis began his career in 1980 with Petrola Hellas/Latsis Group, where he spent several months working on refinery economics, finance, demurrage and shipping. During the next five years, he was employed at the London office where he became a managing director and ultimately the head of the oil marketing team in London. Mr. Theotokis earned a Faculty of Law degree from Athens University in 1980 and went on to obtain a post graduate degree in the area of petroleum law from Scotland’s Dundee University in 1981.

Arie Silverberg has been our chief executive officer and a director of our company since inception. Mr. Silverberg is currently a director of Granite Hacarmel Ltd., one of Israel’s largest holding companies with interests in petroleum products and LPG gas (Liquefied Petroleum Gas), among other assets.  From 1999 to present, he has served as a director of Sonol, one of Israel’s largest and oldest oil and gas marketing firms, and as a director of Tambur Ltd., Israel’s largest paint manufacturer. He has also served as a director of Tambur Ecology, one of Israel’s major water desalination and water treatment companies. Prior to 1999, he served as head of the crude oil and oil products division of Glencore International in Switzerland, formerly Marc Rich A.G., a privately held company that is one of the world's largest suppliers of a wide range of commodities and raw materials to industrial consumers. Glencore’s revenues are in excess of $100 billion. At Glencore, Mr. Silverberg was responsible for the company’s worldwide trading, shipping and financing, and processing agreements for crude oil. During his tenure, he built the oil division into a worldwide trading operation encompassing all aspects of the petroleum industry. Prior to this, Mr. Silverberg held various positions over the course of an 18 year career at ORL Israel, Israel’s sole crude oil refiner, where he ultimately became senior vice president of operations. His responsibilities included planning refinery operations, purchasing and shipping of crude oil, marketing various oil products and operations of petrochemicals. Mr. Silverberg received a B.A. and M.A., with honors, in chemical engineering from the Israel Institute of Technology in Haifa, Israel in 1972 and 1975, respectively.

George Sagredos has been our chief operating officer, president and a director since inception. Mr. Sagredos is currently serving as the managing director of the Hermitage Group. The Hermitage Group’s business operates in the former Commonwealth of Independent States (CIS), the Mediterranean, Far East, China, and Central and South America. In 1993, Mr. Sagredos founded Hermitage Resources Ltd., a trading firm involved in the arbitrage of oil products in the emerging growth markets. While at Hermitage Resources, Mr. Sagredos served as the president of the Crude Oil and Products Trading division, focusing on the Russian and Mediterranean markets. From 1991 to 1993, Mr. Sagredos served as senior trader in the international oil trading division of A.O.T. Zug, in Switzerland. From 1987 to 1990, Mr. Sagredos was the senior trader for clean products in the Oil Products Trading and International Arbitrage division of Phibro Energy, Switzerland. As the senior trader, he was responsible for Mediterranean and International Arbitrage for Europe and the Far East. From 1986 to 1987, he was the senior clean products trader of the Oil Trading Products division of Petrogulf S.A., a privately owned independent oil and gas producer, in both the New York and London offices. Mr. Sagredos joined Goldman Sachs & Co. in their New York offices as a trader specializing in the oil futures industry in 1985. Prior to joining Goldman Sachs & Co., Mr. Sagredos was a tanker broker for D&L Partners in New York. From 1983 to 1984, he was part of the dry cargo chartering operations for Thenamaris Maritime. Mr. Sagredos began his career with Noga, S.A./Olegine, S.A. in Geneva, managing the company’s shipping finances. Mr. Sagredos received his M.Sc. in chemical engineering from ETH Zurich, Switzerland in 1980. He received a Masters in Business Administration from the Wharton School of Business at the University of Pennsylvania in 1982.

Marios Pantazopoulos has been our chief financial officer since inception and a director since December 2005. Between 1998 and 2005, he was the chief financial officer of Oceanbulk Maritime SA, an Athens-based ship management company that has operated and managed in excess of 1.6 million dead weight tons of maritime vessels and is part of the Oceanbulk Group of affiliated companies. At Oceanbulk, Mr. Pantazopoulos was responsible for Oceanbulk's banking relationships including financing and private wealth management. He facilitated bilateral and syndicated loans with the world's 10 largest shipping banks and also arranged access to private equity in the US capital markets. During his tenure at Oceanbulk, his responsibilities also included assessing non-shipping projects, coordinating auditing procedures, reporting to shareholders and supervising Oceanbulk 's financial operations. Before joining Oceanbulk, Mr. Pantazopoulos served from 1991 to 1998, as an assistant director for the project and shipping finance department of Hambros Bank Plc, a UK merchant bank, which was acquired in 1998 by Societe Generale. At Hambros, Mr. Pantazopoulos was primarily responsible for managing the bank's shipping loan portfolio in Greece as well as providing other investment banking services such as mergers and acquisitions, private finance initiative projects, structured leases, treasury products and private wealth management. Mr. Pantazopoulos was part of the Hambros Bank's team for the privatization of Hellenic Shipyards SA and was a board member at Alpha Trust SA, a private fund management company in Greece. Mr. Pantazopoulos received his BSc in Economics from University of Economics & Political Science in Athens in 1998, and his MSc in Shipping Trade & Finance from City University Business School in London, UK, in 1991.

Jonathan Kollek has been a director of our company since inception. Mr. Kollek has over 20 years of experience in the oil trade industry. Since 2002, Mr. Kollek has been the vice president for sales, trading and logistics for TNK-BP Management, Russia’s third-largest oil company with revenues in excess of $14 billion. He is responsible for the transportation and sale of approximately 77 million tons of crude oil and oil products per year. In 1992, Mr. Kollek co-founded Projector S.A., where he served as the company’s chairman until 2002. Projector traded in crude oil and oil products through its offices in London, New York, Geneva, Singapore, Seoul, Santiago, Kiev and Moscow. Prior to co-founding Projector, Mr. Kollek held various positions with Marc Rich A.G. (now Glencore International). Mr. Kollek began his career with Marc Rich A.G., in 1984 as the general manager for East of Suez Trading in its Singapore office, and in 1986, the director of fuel oil trading at the company’s London office. Mr. Kolleck then served as the head of the crude oil and products department at the company’s Moscow office from 1989 to 1992. Prior to his career in the oil industry, Mr. Kollek was a member of the Economic Committee of the Knesset in Israel, where he served as the Parliamentary assistant to Gad Yaacobi, a member of the Knesset. Mr. Kollek received his B.Sc. in economic and international relations from the Hebrew University of Jerusalem, Israel in 1984.

David Wong has been a director since inception. Since 2003, Mr. Wong has managed the fuel oil division of Petronas Trading Corporation, where he is responsible for overseeing the logistics of supply requirements and tankage (the amount a tank can hold) for the company’s Malaysia and Singapore operations. Petronas ranks among the world’s major oil companies with extensive worldwide operations and a recorded profit of $15 billion in 2005. Mr. Wong joined Petronas Trading in 2003. From 1999 to December 2002, Mr. Wong served as the chief operating officer for Marubeni International Petroleum Company (MIPCO), a subsidiary of the international trading company, Marubeni Corporation, which had revenues of approximately $67 billion in 2002. From 1996 to 1999, Mr. Wong worked for Marc Rich A.G. (now Glencore), one of the world’s leading commodity trading companies, and Marubeni Singapore, developing their supplies of petroleum products. Mr. Wong received a B.Sc. degree, with honors, in civil engineering and management studies from the University of Leed in the United Kingdom in 1978, and a Masters in Business Administration, with an emphasis in finance and transportation economics, from the University of British Columbia in Canada.

Maximos Kremos has been a director of our company since December 2005. Mr. Kremos has over 32 years of experience in the shipping industry. He is currently a consultant for Genoa Maritime, converting a single hull tanker to a double hull chemical carrier. From 2002 to 2004, Mr. Kremos worked as the general manager at Hermitage Shipping and Trading Company. From 1995 to 2002, Mr. Kremos was the general manager and director of Unideal/Navitankers, a tanker ship management company managing a 12-vessel tanker fleet ranging from 30,000 to 150,000 dwt. From 1990 to 1995, Mr. Kremos was the general manager for Silver Carriers Shipping Co., where he was responsible for a fleet of general-purpose drybulk carriers as well as containerships and tankers. From 1987 to 1990, Mr. Kremos was managing director of Theomax Fishing Co. From 1981 to 1987, Mr. Kremos was the Technical director for Enterprises Shipping and Trading, as well as in charge of their Operations and Chartering Department of their reefer fleet from 1985 to 1987. From 1978 to 1981, Mr. Kremos was in charge of the Technical and Claims Department of Specova Shipping. From 1977 to 1978, he served as a technical director for Thomarin Shipping Co. Prior to that, from 1974 to 1977, he was the superintendent engineer for Thenamaris Shipping Co., a ship management company with a fleet of approximately 5 million dwt. At Thenamaris, Mr. Kremos was in charge of approximately ten vessels and involved in 15 vessel acquisitions. From 1973 to 1974, Mr. Kremos worked for the Chronos Shipping Co., where he was in charge of the repair team for diesel and steam turbine tankers. Mr. Kremos began his career in 1966 with Nereus Shipping, S.A. Mr. Kremos graduated from the National Merchant Marine Academy of Aspropyrgos with honors in 1966.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of David Wong and Maximos Kremos will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jonathan Kollek and Marios Pantazopoulos will expire at the second annual meeting. The term of office of the third class of directors, consisting of Arie Silverberg, George Sagredos and Andreas Theotokis, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Director independence

Our board of directors has determined that David Wong and Maximos Kremos are "independent directors" as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act.

Board committees

On completion of this offering, our board of directors will have an audit committee, a nominating committee and a compensation committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

Upon completion of this offering, our audit committee will consist of David Wong and Maximos Kremos. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that David Wong qualifies as an "audit committee financial expert," as such term is defined by SEC rules. We intend to locate and appoint at least one additional independent director to our audit committee within one year after the completion of the offering.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•
Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and are purchasing shares in the private placement as to which they are waiving their redemption and liquidation distribution rights, and our President and Chief Operating Officer, or his nominees, will receive additional shares of our common stock following a business combination upon the trading price of our common stock meeting certain thresholds following the consummation of a business combination, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•
If management negotiates their retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination.

•
In the event management were to make substantial loans to us in excess of the amount outside the trust account, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to pay such amounts.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the opportunity is within the corporation’s line of business;

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the corporation; and

•	the corporation could financially undertake the opportunity.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for any of these other companies, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless these other companies and any successors to such entities has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and in the private placement. Our existing stockholders have also agreed to vote any shares of common stock acquired by them in this offering or in the after market in favor of any business combination presented to stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering.

Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because directors seeking reimbursement may not be deemed “independent” we may not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Before Offering and Placement	After Offering and Placement (2)(3)
Arie Silverberg	197,819	5.0%	1.0%*
Marios Pantazopoulos	98,909	2.5%	*
George Sagredos(3)(4)	1,780,356	45%	9.0%
Andreas Theotokis	1,384,722	35%	7.0%
Jonathan Kollek	395,634	10.0%	2.0%
David Wong	98,909	2.5%	*
Maximos Kremos	0	*	*
All directors and executive officers as a group (7 individuals)(4)	3,956,349	100.0%	24.17%

*	less than one (1%) percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Schwartz & Weiss, P.C., 457 Madison Avenue, New York, New York 10022.
(2)
Our existing stockholders and officers and directors have agreed to surrender to us for cancellation up to an aggregate of 158,254 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares.

(3)
Mr. Sagredos has executed a firm commitment subscription agreement to purchase an aggregate of 825,398 units in the private placement which is expected to close upon the earlier of (i) the date immediately preceding the commencement of the roadshow relating to this offering or (ii) December 31, 2006. The percentage ownership after the offering for all executive officers and directors as a group reflects this purchase; however Mr. Sagredos percentage of ownership does not because the private placement has not yet closed.

(4)
Does not include the issuance of up to 3,000,000 shares of our common stock to Mr. Sagredos, or his nominees, upon the trading price of our common stock meeting certain thresholds after the consummation of a business combination.

Immediately after this offering, our existing stockholders and their nominees, which include all of our officers and directors, collectively will beneficially own 24.17 % of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 24.17% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 24.17% of our issued and outstanding common stock upon the consummation of this offering.

Except for up to 158,254 shares that may be surrendered to us for cancellation, all of the shares of our common stock outstanding prior to the date of this prospectus other than the shares included in the units sold in the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; or

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

The units and the securities underlying the units purchased by certain of our existing stockholder (or their nominees) in the private placement may be released upon consummation of a business combination.

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees, will be issued an additional 1,600,000 shares of our common stock in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares.

Messrs. Sagredos and Theotokis are deemed to be our “parent” and “promoters” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On December 30, 2005, we issued an aggregate of 3,956,349 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.006 per share, as follows:

Name	Number of Shares	Relationship to Us
Arie Silverberg	197,817	Chief Executive Officer and Director
Marios Pantazopoulos	98,909	Chief Financial Officer and Director
George Sagredos	1,780,356	Chief Operating Officer, President and Director
Andreas Theotokis	1,384,722	Chairman of the Board of Directors and Director
Jonathan Kollek	395,634	Director
David Wong	98,909	Director

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 24.17% of our issued and outstanding shares of common stock upon consummation of the offering. If we reduce the size of the offering we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 24.17% of our issued and outstanding common stock upon the consummation of this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our President and Chief Operating Officer has agreed to purchase 825,398 units from us at a purchase price of $10.00 per unit in a private placement. We will grant the holders of such units demand and “piggy-back” registration rights with respect to the 825,398 shares, the 825,398 warrants and the 825,398 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

On October 6, 2005, Mr. Sagredos advanced a total of $300,000 to us to cover expenses related to this offering. Such loan will be payable with 4% annual interest on the earlier of October 6, 2006 or the consummation of this offering. We intend to repay the loan from the proceeds of this offering not being placed in trust.

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees will be issued an additional 1,600,000 shares of our common stock, in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares. If such shares are issued, the shares will have demand and “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus 4,781,747 shares of common stock are outstanding (including 825,398 shares comprising a part of the units to be purchased in the private placement), held by seven recordholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. Maxim Group LLC may determine to cease trading of the units following such separation.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of any transaction our officers negotiate and present for approval to our stockholders. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees will be issued an additional 1,600,000 shares of our common stock, in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 20th trading day after the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $14.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption either by payment of the exercise price or on a “cashless basis;”, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares eligible for future sale

Immediately after this offering, we will have 19,781,747 shares of common stock outstanding, or 22,031,747 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,000,000 shares sold in this offering, or 17,250,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. This amount will include the 825,398 shares included in the units being purchased by our President and Chief Operating Officer (or his nominees) in the private placement, which are the subject of a lock-up agreement with us and the representative of the underwriters until the consummation of a business combination. All of the remaining 3,956,349 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to December 30, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. In addition, if, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees, will be issued an additional 1,600,000 shares of our common stock in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 197,817 shares immediately after this offering (or 220,317 if the underwriters’ exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 3,956,349 issued and outstanding shares of common stock prior to the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.

We will grant the holders of the 825,398 units purchased in a private placement demand and “piggy-back” registrations rights with respect to the shares, the warrants and the shares underlying the warrants comprising such units at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any of the foregoing registration statements.

If, at any time following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, our President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of our common stock. If, following a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees will be issued an additional 1,600,000 shares of our common stock, in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares. If such shares are issued, these shares will have demand and “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Maxim Group LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Maxim Group LLC
Total	15,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $_____ per unit and the dealers may reallow a concession not in excess of $___ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•    the history and prospects of companies whose principal business is the acquisition of other companies;

•    prior offerings of those companies;

•    our prospects for acquiring an operating business at attractive values;

•    our capital structure;

•    an assessment of our management and their experience in identifying operating companies;

•    general conditions of the securities markets at the time of the offering; and

•    other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 2,250,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$10.00	$150,000,000	$172,500,000
Discount(1)	$0.40	$6,000,000	$6,450,000
Non-accountable expense allowance(2)	$0.10	$1,500,000	$1,500,000
Contingent underwriting compensation(3)	$0.10	$1,500,000	$2,175,000
Proceeds before other expenses(4)	$9.40	$141,000,000	$161,925,000

(1)
Does not include an additional 1% of the gross proceeds from the sale of the 15,000,000 units in this offering ($1,500,000) and 3% of the gross proceeds from the sale of the 2,250,000 units subject to the underwriters’ over-allotment option ($675,000) that will be paid to the underwriters only upon consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed) which amounts are reflected in this table as contingent underwriting compensation. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(3)
The per unit contingent underwriting compensation is $0.10 with respect to units sold pursuant to the underwriters’ over-allotment option. The underwriters have agreed to forego their contingent underwriting compensation with respect to each share that we redeem for cash upon the consummation of a business combination.

(4)	The expenses of this offering and the private placement are estimated to be approximately $629,065.

Warrant solicitation fee

We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•    the market price of the underlying shares of common stock is lower than the exercise price;

•    the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•    the warrants are held in a discretionary account;

•    the warrants are exercised in an unsolicited transaction; or

•    the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory restrictions on purchase of securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•
Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•
Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualfcati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany, units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorite des Marches Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monetaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the units offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas etre, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas ete ou ne sera pas soumis au visa de 1’Autorite des Marches Financiers et ne peut etre diffuse ou distribue au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformement aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monetaire et Financier et du decret no. 98-880 du 1 octobre 1998, sous reserve qu’ils soient des investisseurs qualifies au sens du decret susvise. Chaque investisseur doit declarer par ecrit qu’il est un investisseur qualifie au sens du decret susvise. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut etre effectuee que conformement a la reglementation susmentionnee.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 Mark 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No 306 or 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Equity payment upon completion of offering

We have agreed to issue the representative 150,000 shares of our common stock upon the completion of this offering to be desposited in escrow, subject to forfeiture, and which shall be released to the representative only upon the consummation of a business combination.

Other terms

We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Loeb & Loeb LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
December 31, 2005

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Energy Infrastructure Acquisition Corp.

We have audited the accompanying balance sheet of Energy Infrastructure Acquisition Corp. (a corporation in the development stage), as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period from August 11, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Infrastructure Acquisition Corp. as of December 31, 2005, and the results of its operations and its cash flows for the period from August 11, 2005 (inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP

New York, New York

February 6, 2006

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

December 31,
2005
ASSETS
Current assets
Cash	$201,781
Attorney trust account	25,000
Total current assets	226,781

Other assets, deferred offering costs	148,295
Total assets	$375,076
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$51,955
Note payable, stockholder	300,000
Total current liabilities	$351,955

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	$—
Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding 3,956,349 shares	396
Paid-in capital in excess of par	24,604
Deficit accumulated during the development stage	(1,879)
Total stockholders’ equity	$23,121
Total liabilities and stockholders’ equity	$375,076

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the Period from August 11, 2005 (Inception) to December 31,
2005
Operating income and expenses
Formation costs	$(910)
Interest income	1,781
Interest expense	(2,750)

Net loss	$1,879

Weighted average shares outstanding (basic and diluted)	55,334

Net loss per share (basic and diluted)	$(0.03)

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the Period from August 11, 2005 (Inception) to December 31, 2005
				Deficit
				Accumulated
			Paid-in	During the
	Common Stock		Capital in	Development	Stockholders’
	Shares	Amount	Excess of Par	Stage	Equity

Common shares issued, December 30, 2005 at $.0063 per share	3,956,349	$396	$24,604	$—	$25,000
Net loss	—	—	—	(1,879)	(1,879)
Balances, at December 31, 2005	3,956,349	$396	$24,604	$(1,879)	$23,121

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the Period from August 11, 2005 (Inception) to December 31, 2005
Cash flows from operating activities
Net loss	$(1,879)

Adjustments to reconcile net loss to net cash provided by operating activities
Changes in:
Accrued expenses	3,660
Net cash provided by operating activities	1,781

Cash flows from financing activities
Proceeds from notes payable, stockholder	300,000
Proceeds from sale of common stock	25,000
Payments made for deferred offering costs	(100,000)
Payment to attorney trust account	(25,000)

Net cash provided by financing activities	200,000

Net increase in cash	201,781
Cash, beginning of period	0
Cash, end of period	$201,781

Supplemental disclosure of non-cash financing activities
Accrual of deferred offering costs	$48,295

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.    Organization, proposed business operations and summary of significant accounting policies

Nature of Operations

Energy Infrastructure Acquisition Corp. (the “Company”) was incorporated in Delaware on August 11, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, with one or more businesses in the energy or energy related industries.

At December 31, 2005, the Company had not yet commenced any operations. All activity through December 31, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a private placement (“Private Placement”) and public offering (“Public Offering” and together with the private placement, the “Proposed Offerings”) which are discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offerings, although substantially all of the net proceeds of the Proposed Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world and a “business combination” shall mean the acquisition by the Company of such a target business.

Upon the closing of the Proposed Offering, $150,000,000, or 100% of the proceeds of the Public Offering, including $1,500,000 of contingent underwriting compensation and $82,540 of contingent private placement fees (collectively, the “Discount”) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash and in full if a business combination is not consummated will be placed in a trust account (the “Trust Account”) at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 30% or more of the outstanding stock sold in the Proposed Offerings, vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offerings, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,956,349 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote any shares they acquire in the Public Offering or in the aftermarket in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the “Public Stockholders”) who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $10.00 per share (inclusive of a pro rata portion of the Discount ($.10 per share) and interest earned thereon). Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares sold in the Proposed Offerings may seek redemption of their shares in the event of a business combination.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. The Initial Stockholders have agreed to purchase an aggregate of 825,395 units in the Private Placement, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
 (a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — Continued

1.    Organization, proposed business operations and summary of significant accounting policies — Continued

Income Taxes

The Company recorded a deferred income tax asset of $639 for the tax effect of net operating loss carryforwards and temporary differences, aggregating $1,879. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Loss Per Common Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.    Proposed offerings

The Public Offering calls for the Company to offer for public sale up to 15,000,000 units at a maximum price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Public Offering and expiring four years from the date of the prospectus. An additional 2,250,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The warrants will be redeemable at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given.

3.    Deferred offering costs

Deferred offering costs consist principally of legal fees and other fees incurred through the balance sheet date that are related to the Proposed Offerings and that will be charged to capital upon the receipt of the capital raised. The Company has deposited $25,000 in an attorney trust account for other expenses to be paid in connection with the Offerings.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
 (a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — Continued

4.    Note payable, stockholder

The Company issued an unsecured promissory note to the President and Chief Operating Officer of the Company totaling $300,000 on October 6, 2005. The Note bears interest at the rate of 4% per annum and is payable on the earlier of October 6, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the Note, the fair value of the Note approximates its carrying value.

5.    Commitments and contingencies

The Company has agreed to pay to an unaffiliated third party, $7,500 a month for 24 months, commencing on the date of the Proposed Offering, for office space and general and administrative expenses and terminating upon the date the Company consumates a business combination or liquidates.

The Initial Stockholders have agreed to surrender up to an aggregate of 158,254 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event Public Stockholders exercise their right to have the Company redeem their shares for cash. The number of shares that the Initial Stockholders will surrender will be determined by calculating the dollar amount of the Trust Account (exclusive of interest) paid to redeeming stockholders above the amount attributable to such stockholders ($9.90 per share) and the Discount ($.10 per share) and dividing it by $10.00 (the value attributed to the shares for purposes of this calculation).

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•    the market price of the underlying shares of common stock is lower than the exercise price;

•    the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•    the warrants are held in a discretionary account;

•    the warrants are exercised in an unsolicited transaction; or

•    the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

If, at any time following a business combination, the Company’s publicly-traded common stock reaches a volume weighted average trading price of $11.00 per share for each day during any five trading day period, Mr. Sagredos, the Company’s President and Chief Operating Officer, or his nominees, will be issued 1,400,000 shares of the Company’s common stock. If, following a business combination, the Company’s publicly-traded common stock reaches a volume weighted average trading price of $12.00 per share for each day during any five trading day period, Mr. Sagredos, or his nominees, will be issued an additional 1,600,000 shares of our common stock, in addition to the first 1,400,000 shares, for an aggregate of 3,000,000 shares.

In addition, upon the consummation of the Public Offering, the Company has agreed to issue to Maxim Group LLC, as representative of the underwriters, 150,000 shares of its common stock to be deposited into escrow, subject to forfeiture, and released to the representative only upon consummation of a business combination.

6.    Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

7.    Subsequent event

On January 2, 2006, Mr. Sagredos entered into a binding firm commitment subscription agreement to purchase 825,398 units of the Company at $10.00 per unit pursuant to Regulation S under the Securities Act of 1933, as amended, which subscription is expected to be funded and closed on the earlier of (i) the date immediately preceding the commencement of the roadshow relating to the Public Offering or (ii) December 31, 2006.

Until            , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
		$150,000,000 ENERGY INFRASTRUCTURE ACQUISITION CORP. 15,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
PROSPECTUS SUMMARY	1
SUMMARY FINANCIAL DATA	6
RISK FACTORS	7
USE OF PROCEEDS	21
DILUTION	24
CAPITALIZATION	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26	Maxim Group LLC
PROPOSED BUSINESS	27
MANAGEMENT	40
PRINCIPAL STOCKHOLDERS	45
CERTAIN TRANSACTIONS	47
DESCRIPTION OF SECURITIES	48
UNDERWRITING	52
LEGAL MATTERS	56
EXPERTS	56
WHERE YOU CAN FIND ADDITIONAL INFORMATION	56
NOTES TO FINANCIAL STATEMENTS	F-1
		, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	33,224.00
NASD filing fee	44,895.00
Accounting fees and expenses	35,000.00
Printing and engraving expenses	60,000.00
Legal fees and expenses	340,000.00
Blue Sky and listing fees and expenses	40,000.00
Miscellaneous	74,856.00	(2)
Total	$629,065.00

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.  Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Arie Silverberg	197,819
Marios Pantazopoulos	98,909
George Sagredos	1,780,356
Andreas Theotokis	1,384,722
Jonathan Kollek	395,634
David Wong	98,909

Such shares were issued on December 30, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) as they were sold to sophisticated, wealthy off-shore individuals and such shares were issued to these individuals and entities above at an aggregate offering price of $25,000, or $0.006 per share. No underwriting discounts or commissions were paid with respect to such sales. Mr. Sagredos, our President and Chief Operating Officer, has also entered into a binding subscription agreement to purchase an additional 825,398 units prior to the consummation of our initial public offering in an off-shore transaction pursuant to, and in accordance with, Regulation S under the Securities Act, at $10,00 per unit. Maxim Group LLC will be paid an aggregate of $412,699 in fees for services rendered as placement agent in connection with such sales and an additional $82,540 in placement fees if we consummate a business combination.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Selected Dealers Agreement*
3.1	Amended and Restated Certificate of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
5.1	Opinion of Loeb & Loeb LLP*
10.1	Form of Letter Agreement among the Registrant, Maxim Group LLC and George Sagredos
10.2	Form of Letter Agreement among the Registrant, Maxim Group LLC and Andreas Theotokis
10.3	Form of Letter Agreement among the Registrant, Maxim Group LLC and Jonathan Kollek
10.4	Form of Letter Agreement among the Registrant, Maxim Group LLC and Arie Silverberg
10.5	Form of Letter Agreement among the Registrant, Maxim Group LLC and David Wong
10.6	Form of Letter Agreement among the Registrant, Maxim Group LLC and Marios Pantazopoulos
10.7	Form of Letter Agreement among the Registrant, Maxim Group LLC and Maximos Kremos
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.9	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Initial Stockholders
10.10	Form of Services Agreement with Schwartz & Weiss, P.C.*
10.11	Promissory Note dated October 6, 2005 issued to George Sagredos
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
10.13	Form of Placement Unit Agreement between the Registrant and Maxim Group LLC*
10.14	Subscription Agreement between the Registrant and George Sagredos
10.15	Form of Stock Issuance and Registration Rights Agreement*
14	Code of Business Conduct and Ethics
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page)

*	To be filed by amendment

Item 17.  Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 7, 2006.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ GEORGE SAGREDOS

Name: George Sagredos Title: President, Chief Operating Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Sagredos and Marios Pantazopoulos, each in their individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Arie Silverberg	Chief Executive Officer and Director	February 7, 2006
Arie Silverberg	(principal executive officer)

/s/ Marios Pantazopoulos	Chief Financial Officer and Director	February 7, 2006
Marios Pantazopoulos	(principal financial and accounting officer)

/s/ George Sagredos	Chief Operating Officer, President and Director	February 7, 2006
George Sagredos

/s/ Andreas Theotokis	Chairman of the Board of Directors and Director	February 7, 2006
Andreas Theotokis

/s/ Jonathan Kollek	Director	February 7, 2006
Jonathan Kollek

/s/ David Wong	Director	February 7, 2006
David Wong

/s/ Maximos Kremos	Director	February 7, 2006
Maximos Kremos